                                                         EXHIBIT (5)(n)

                                                       GROUP FLEXIBLE PREMIUM
               GOLDEN                                  JOINT AND LAST
               AMERICAN                                SURVIVOR VARIABLE
               LIFE INSURANCE                          LIFE INSURANCE
               COMPANY                                 CERTIFICATE

      A SUBSIDIARY OF [LOGO] BANKERS TRUST COMPANY
GOLDEN AMERICAN IS A STOCK COMPANY DOMICILED IN WILMINGTON, DELAWARE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------
Policyholder                                                                         Group Policy Number
GOLDEN INVESTORS TRUST                                                               G000003
--------------------------------------------------------------------------------------------------------

                                                            Certificateowner
Insured             JOHN Q. PUBLIC                          JOHN Q. PUBLIC
Joint Insured       JANE S. PUBLIC
--------------------------------------------------------------------------------------------------------
Initial Premium               Certificate Date              Coverage Date            Investment Date
$50,000.00                    MAY 1, 1991                   MAY 1, 1991              MAY 1, 1991
--------------------------------------------------------------------------------------------------------
Separate Account(s)                                                                  Certificate Number
SEPARATE ACCOUNT A                                                                   C000003-0I
--------------------------------------------------------------------------------------------------------

In this Certificate "We," "Our" and "Us" refers to Golden American Life Insurance Company. "You" and "Your" refers to the Certificateowner shown above.

We certify that the persons named as Insured and Joint Insured above are insured under the group policy number shown above. All insurance will take effect on the Coverage Date.

THE CASH SURRENDER VALUE MAY INCREASE OR DECREASE ON ANY DAY, DEPENDING ON THE INVESTMENT RESULTS OF THIS CERTIFICATE. NO MINIMUM AMOUNT IS GUARANTEED, EXCEPT FOR ANY AMOUNTS ALLOCATED TO THE DIVISION(S) IN THE GENERAL ACCOUNT. SEE CERTIFICATEOWNER'S BENEFITS FOR INFORMATION ON CASH SURRENDER VALUES.

THE DEATH BENEFIT MAY INCREASE OR DECREASE ON ANY DAY, DEPENDING ON THIS CERTIFICATE'S INVESTMENT RESULTS AND WILL NEVER BE LESS THAN THIS CERTIFICATE'S FACE AMOUNT. THE PERIOD FOR WHICH THE DEATH BENEFIT IS IN EFFECT MAY CHANGE WITH THE INVESTMENT RESULTS BUT WILL NEVER BE LESS THAN THIS CERTIFICATE'S GUARANTEE PERIOD. FOR DETAILS ON DEATH BENEFIT PROCEEDS AND THE GUARANTEE PERIOD, SEE INSURANCE BENEFITS AND INSURANCE COVERAGE PERIOD.

Due proof of death must be submitted to Us upon the death of each of the Insureds. All death proceeds due under the Certificate will be paid according to the beneficiary designation and the provisions of the Certificate. Payment of such proceeds by Us will completely discharge Our liability with respect to the amounts so paid.

This Certificate may be returned at any time during the free look period. This period ends 10 days after the date You receive the Certificate. The Certificate should be mailed or delivered to the Customer Service Center shown in the Schedule or to any of Our agents. The returned Certificate will be treated as if We never issued it. We will promptly return any premium payments.

All provisions set forth on the following pages are a part of this Certificate issued under the Policy.

Signed for Golden American Life Insurance Company.


   President /s/ Terry L. Kendall      Secretary /s/ Bernard R. Breckerlegge

--------------------------------------------------------------------------------

GROUP FLEXIBLE PREMIUM JOINT AND LAST SURVIVOR VARIABLE LIFE INSURANCE
CERTIFICATE
Variable insurance payable upon death of the last surviving Insured. Death Benefit subject to guaranteed minimum during the Guarantee Period. Guaranteed minimum is Face Amount. Option to increase or decrease Face Amount. Change of Death Benefit Option. Flexible premium payments. Partial Withdrawals. Non-Participating. Investment results reflected in Certificate benefits.

                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

THE SCHEDULE
     Premium Payment and Investment
       Information . . . . . . . . . . . . . . . . . . . . A          INSURANCE BENEFITS . . . . . . . . . . . . . . .12
     Information on Death Benefit Changes. . . . . . . . . B               Variable Insurance Amount
     Separate Accounts and General Account . . . . . . . . C               Scheduled Changes in Face Amount
     Certificate Facts . . . . . . . . . . . . . . . . . . D               Unscheduled Changes in Face Amount
     Expense Charges . . . . . . . . . . . . . . . . . . . E               Death Benefit Proceeds
     Insurance Charges . . . . . . . . . . . . . . . . . . F               Changing the Death Benefit Option
     Net Single Premium Factors. . . . . . . . . . . . . . G
     Income Plans. . . . . . . . . . . . . . . . . . . . . H          INSURANCE COVERAGE PERIOD. . . . . . . . . . . .14
                                                                           How We Determine the Guarantee Period
IMPORTANT TERMS. . . . . . . . . . . . . . . . . . . . . (i)                 and Face Amount
                                                                           Termination after the Guarantee Period
INTRODUCTION TO THE CERTIFICATE. . . . . . . . . . . . . . 1               How to Reinstate Coverage
     Effective Date of Insurance
     Termination                                                     CHOOSING AN INCOME PLAN. . . . . . . . . . . . .16
     Beneficiary                                                           The Income Plans
     Right to Name a Contingent Certificateowner                           Payment When Named Person Dies
     Change of Certificateowner or Beneficiary
                                                                      GENERAL PROVISIONS . . . . . . . . . . . . . . .17
PREMIUM PAYMENTS AND                                                       Entire Contract
  ALLOCATION CHANGES . . . . . . . . . . . . . . . . . . . 2               Non-Participating
     Initial Premium Payment                                               Incontestability
     Additional Premium Payments                                           Suicide
     Additional Premium Allocations                                        Errors in Age or Sex
     Reallocation of Investment Value                                      Value Reports
     Account Division Not Available                                        Changing the Certificate
                                                                           Policy Changes - Applicable Tax Law
HOW WE MEASURE THE INVESTMENT VALUE. . . . . . . . . . . . 4               Payments We May Defer
     Separate Accounts                                                     Claims of Creditors
     The General Account                                                   Changes in Charges
     Valuation Period                                                      Changes in Premium or Other State
     Investment Value                                                        and Local Taxes
     Investment Value in Each Division                                     Changes in Premium Charge - Corporate Tax
     Charge Deduction Division Option                                      Experience Credit
     Charges Deducted from Investment Value                                Computations
     Tabular Value                                                         Establishing Survivorship
     Measurement of Investment Experience                                  Agency
                                                                           Assignment
CERTIFICATEOWNER'S BENEFITS. . . . . . . . . . . . . . . . 9               Maturity Date
     Continuation of Insurance                                             Sending Notice to Us
     Cash Surrender Value
     Loans
     Partial Withdrawals
     Continuation
     Exchange Right

--------------------------------------------------------------------------------

PREMIUM PAYMENT AND INVESTMENT INFORMATION (continued)

ADDITIONAL PREMIUM PAYMENTS

     Minimum Unplanned Premium Payment                           $5,000
     Minimum Planned Premium Payment                             Not Applicable

PLANNED PREMIUMS

     PAYMENT DATES
     Not Applicable

     RESTRICTIONS
     Not Applicable

ALLOCATIONS

     Maximum divisions at any one time                           ten
     Allocation changes per Certificate Year without charge      unlimited








CUSTOMER SERVICE CENTER

     1001 Jefferson Street, Suite 400
     Wilmington, DE 19801


                                     Page A2

--------------------------------------------------------------------------------



INFORMATION ON DEATH BENEFIT CHANGES


     Scheduled Face Amount Changes:                    Not Applicable

     Effective Dates of Scheduled Face
     Amount Increases:                                 Not Applicable

     Minimum Unscheduled Increase or Decrease
     in Face Amount:                                   $10,000


     Death Benefit Option II Adjustment:               The larger of (i) the guaranteed death benefit and
                                                       (ii) the Investment Value plus Debt.

                                                       GUARANTEED DEATH BENEFIT
                                                       On the Coverage Date the guaranteed death benefit
                                                       is equal to the Investment Value. On subsequent
                                                       valuation dates during the Guarantee Period, the
                                                       guaranteed death benefit is equal to (i) the benefit
                                                       on the prior valuation date; (ii) plus interest at 7.0%
                                                       for the current Valuation Period, except that with
                                                       respect to amounts in the Liquid Asset Division or
                                                       the Fixed Interest Division, the interest rate applied
                                                       to such amounts will be the net rate of return for
                                                       the Liquid Asset Division or the rates credited to the
                                                       Fixed Interest Division as applicable during the
                                                       current Valuation Period, if it is less than 7%; (iii)
                                                       plus any additional premiums paid during the
                                                       current Valuation Period; (iv) less any partial
                                                       withdrawals made during the current Valuation
                                                       Period. In no event will the guaranteed death
                                                       benefit be greater than two times the sum of the
                                                       premiums paid less any partial withdrawals taken.
                                                       After the guarantee period the guaranteed death
                                                       benefit is zero.


                                   Page B

--------------------------------------------------------------------------------


SEPARATE ACCOUNTS AND GENERAL ACCOUNT (continued)

LIQUID                   LIQUID ASSET SERIES
ASSET                    Objective                - High level of current income consistent with the
DIVISION                                            preservation of capital and liquidity.
                         Investments              - Obligations of the U.S. Government and its agencies and
                                                    instrumentalities; bank obligations; commercial  paper  and short-term corporate debt securities.
                         Term                     - All issues maturing in less than one year.
                         Portfolio Manager        - Bankers Trust Company

VALUE                    VALUE EQUITY SERIES
EQUITY                   Objective                - Capital appreciation.
DIVISION                 Investments              - Investment primarily in equity securities which meet
                                                    quantitative standards considered to indicate above-average financial soundness and high intrinsic value relative to price.
                         Portfolio Manager        - Eagle Asset Management, Inc.


     NOTE: PLEASE REFER TO THE PROSPECTUSES FOR THE GROUP POLICY AND THE GCG
           TRUST FOR MORE DETAILS


[THE GENERAL ACCOUNT

     FIXED INTEREST DIVISION
     The Fixed Interest Division provides a minimum of 4% annual interest rate. At our sole discretion, we may periodically declare higher interest rates. Such rates will apply to periods following the date of declaration. Any such declaration will be by class and will be based on our future expectations.

     LIMITATIONS ON ALLOCATIONS
     We reserve the right to restrict allocations into the general account. Such limits may be dollar restrictions on allocations into the general account or we may restrict reallocations into the general account.

     GUARANTEE PERIODS
     Each allocation to the Fixed Interest Division will be guaranteed an interest rate for the entire Initial Guaranteed Period elected. We currently offer an Initial Guarantee Period of one year. The Initial Guarantee Period starts on the day an allocation is made to the Fixed Interest Division and ends on the last day of the calendar month following one year, the Maturity Date.

     At the end of a Guarantee Period, you may transfer the Accumulation Value in such Guarantee Period to the Divisions or to a Guarantee Period we then offer. If we do not receive notification by the Maturity Date, your Accumulation Value in the maturing Guarantee Period will automatically be transferred to a one year Guarantee Period. Upon such automatic transfer you will have thirty days to reallocate any of your Accumulation Value to the Divisions.

     DEDUCTIONS FOR CHARGES
     Unless you have elected the Charge Deduction Division, a pro-rata portion of the administrative charge, deferred sales load, mortality cost and loan charge, if any, will be deducted from the value of the Guaranteed Division.

     We currently do not deduct the Mortality and Expense Charge and the Asset-Based Administrative Charge with respect to that amount of Accumulation Value allocated to the Fixed Interest Division while such Accumulation Value remains allocated to the Fixed Interest Division.]


                                     Page C3

--------------------------------------------------------------------------------

[THE GENERAL ACCOUNT (continued)

     REALLOCATIONS FROM THE FIXED INTEREST DIVISION
     You may reallocate your Investment Value from the Fixed Interest Division to other divisions within 30 days of the Maturity Date of a Guarantee Period. The maximum amount you may reallocate per year is equal to the greater of 33% of an allocation or $2,000.00.

     The minimum amount of a reallocation is $250.00.

     We reserve the right to reduce the amount otherwise available for transfer from the Fixed Interest Division by any amounts previously withdrawn from the Fixed Interest Division.

     POLICY LOANS
     Policy loans and repayments will be allocated pro-rata to the divisions of the Separate and the Fixed Interest Division. If a policy loan or a portion of a policy loan is allocated to the Fixed Interest Division, Investment Value equal to the allocated portion will be transferred to the general account as collateral for that portion of the policy loan. While in the general account as collateral for a policy loan such amounts will earn interest at the rates declared for amounts in the general account securing policy loans. If a loan repayment is allocated to the Fixed Interest Division, the amount allocated to the Fixed Interest Division will be treated as a new allocation to the Fixed Interest Division and will be credited with the interest rate in effect on that date for allocations to the Fixed Interest Division.

     CONVENTIONAL PARTIAL WITHDRAWALS
     Amounts withdrawn from a Fixed Interest Division may be subject to surrender charge if such amounts cause the total amount withdrawn from the Certificate in a Certificate Year to exceed 15% of the Certificate's Accumulation Value.]

     RIGHT TO EXCHANGE
     If the right to exchange this Certificate for fixed benefit life insurance is being exercised, all of the Investment Value under this Certificate will be allocated to the Fixed Interest Division.



                                     Page C4

--------------------------------------------------------------------------------

EXPENSE CHARGES

DEDUCTIONS FROM PREMIUMS

     None

DEDUCTIONS FROM INVESTMENT VALUE

     PREMIUM TAXES
     We deduct a premium charge of 2.4% of each premium. This premium tax charge is designed to approximate the average premium tax that we expect to pay to state and local governments. Currently this premium tax is deferred and will be deducted in equal installments at the end of each anniversary of the policy date over a six-year period following the receipt and acceptance of each premium payment. We deduct any unrecovered deferred premium tax charge when determining the cash surrender value payable if a policy is surrendered. We also immediately recover a portion of deferred premium tax charge for excess partial withdrawals. Collection of a portion of the deferred premium tax charge due to an excess partial withdrawal may shorten the period of recovery or the last installment may be reduced.

     PREMIUM CHARGE - CORPORATE TAX
     Currently this charge is zero. However, We reserve the right to deduct a charge against any future premium payments to conform with changes in the amount payable by Us under applicable Federal income tax law as of the dates(s) of such premium payments.

     INITIAL ADMINISTRATIVE CHARGE
     We charge $300.00 for initial administrative expenses. This charge is incurred on the Coverage Date and deducted pro rata from each division on the first anniversary of the Certificate Date. We deduct any incurred initial administrative charge from the amount We pay You if the Certificate is surrendered before the first anniversary of the Certificate Date.

     DEFERRED FACE AMOUNT CHARGE
     We charge $0.49 per $1,000 of initial Face Amount and will assess a charge for any increases in Face Amount. The charge for any increase in Face Amount will vary based on the Attained Age and sex of the younger Insured and will never exceed $12 per $1,000 of Face Amount. The charge is incurred on the Coverage Date or date of any increases in Face Amount and deducted pro rata from each division in equal installments on each anniversary of the Certificate Date over a six year period following receipt and acceptance of any premium.

     A portion of this charge will reimburse Us for the cost of underwriting and issuing a Certificate, not covered by the initial administrative charge above. The remainder of this charge will be considered to be an additional sales load. This charge together with the deferred premium charge will not exceed the maximum sales load allowable.

     We deduct any unrecovered deferred face amount charge from the amount We pay You if the Certificate is surrendered.

     RECOVERY OF DEFERRED CHARGE FOR PREMIUM TAXES
     None



                                    Page E1-A

--------------------------------------------------------------------------------

EXPENSE CHARGES

DEDUCTIONS FROM PREMIUMS

     None

DEDUCTIONS FROM INVESTMENT VALUE

     PREMIUM TAXES
     We deduct 2.700% of premium incurred when each premium is received for premium or other state and local taxes applicable to a Certificate. We reserve the right to change the percentage for future premium payments to conform with changes in the amount payable by Us under applicable law as of the date(s) of such premium payments or if the Insured(s) changes state of residence. This charge is deducted pro rata from each division on the first quarterly processing date following receipt and acceptance of each premium payment. We deduct any charges for premium taxes incurred but not yet deducted from the amount We pay You if the Certificate is surrendered.

     PREMIUM CHARGE - CORPORATE TAX
     Currently this charge is zero. However, We reserve the right to deduct a charge against any future premium payments to conform with changes in the amount payable by Us under applicable Federal income tax law as of the dates(s) of such premium payments.

     INITIAL ADMINISTRATIVE CHARGE
     We charge $300.00 for initial administrative expenses. This charge is incurred on the Coverage Date and deducted pro rata from each division on the first anniversary of the Certificate Date. We deduct any incurred initial administrative charge from the amount We pay You if the Certificate is surrendered before the first anniversary of the Certificate Date.

     DEFERRED FACE AMOUNT CHARGE
     We charge $0.49 per $1,000 of initial Face Amount and will assess a charge for any increases in Face Amount. The charge for any increase in Face Amount will vary based on the Attained Age and sex of the younger Insured and will never exceed $12 per $1,000 of Face Amount. The charge is incurred on the Coverage Date or date of any increases in Face Amount and deducted pro rata from each division in equal installments on each anniversary of the Certificate Date over a six year period following receipt and acceptance of any premium.

     A portion of this charge will reimburse Us for the cost of underwriting and issuing a Certificate, not covered by the initial administrative charge above. The remainder of this charge will be considered to be an additional sales load. This charge together with the deferred premium charge will not exceed the maximum sales load allowable.

     We deduct any unrecovered deferred face amount charge from the amount We pay You if the Certificate is surrendered.

     RECOVERY OF DEFERRED CHARGE FOR PREMIUM TAXES
     None


                                    Page E1-B

--------------------------------------------------------------------------------

EXPENSE CHARGES

DEDUCTIONS FROM PREMIUMS

     None

DEDUCTIONS FROM INVESTMENT VALUE

     PREMIUM TAXES
     None.

     PREMIUM CHARGE - CORPORATE TAX
     Currently this charge is zero. However, We reserve the right to deduct a charge against any future premium payments to conform with changes in the amount payable by Us under applicable Federal income tax law as of the dates(s) of such premium payments.

     INITIAL ADMINISTRATIVE CHARGE
     We charge $300.00 for initial administrative expenses. This charge is incurred on the Coverage Date and deducted pro rata from each division on the first anniversary of the Certificate Date. We deduct any incurred initial administrative charge from the amount We pay You if the Certificate is surrendered before the first anniversary of the Certificate Date.

     DEFERRED FACE AMOUNT CHARGE
     We charge $0.49 per $1,000 of initial Face Amount and will assess a charge for any increases in Face Amount. The charge for any increase in Face Amount will vary based on the Attained Age and sex of the younger Insured and will never exceed $12 per $1,000 of Face Amount. The charge is incurred on the Coverage Date or date of any increases in Face Amount and deducted pro rata from each division in equal installments on each anniversary of the Certificate Date over a six year period following receipt and acceptance of any premium.

     A portion of this charge will reimburse Us for the cost of underwriting and issuing a Certificate, not covered by the initial administrative charge above. The remainder of this charge will be considered to be an additional sales load. This charge together with the deferred premium charge will not exceed the maximum sales load allowable.

     We deduct any unrecovered deferred face amount charge from the amount We pay You if the Certificate is surrendered.

     RECOVERY OF DEFERRED CHARGE FOR PREMIUM TAXES
     None


                                    Page E1-C

--------------------------------------------------------------------------------

EXPENSE CHARGES (continued)

     PERIODIC ADMINISTRATIVE CHARGE
     We charge $40.00 per Certificate Year to cover a portion of Our ongoing administrative expenses. This charge will never exceed $80 per Certificate Year. The charge is incurred at the beginning of the Certificate Year and deducted from the Investment Value in all divisions at the end of each Certificate Year on each anniversary of the Certificate Date. If the initial and additional premiums paid during the first Certificate Year equal $100,000 or more, this charge will be waived under the Certificate.

     We deduct any periodic administrative charge incurred but not yet deducted from the amount We pay You if the Certificate is surrendered.

     RECOVERY OF DEFERRED PREMIUM CHARGE
     We charge 6.0% of each premium for sales expenses. This charge is deducted in equal installments at the end of each year on each anniversary of the Certificate Date over a six year period following receipt and acceptance of each premium payment. We deduct any unrecovered deferred premium charge when determining the Cash Surrender Value payable if the Certificate is surrendered or immediately recover a portion of the deferred premium charge for excess partial withdrawals. Collection of a portion of the deferred premium charge due to an excess partial withdrawal may shorten the period of recovery or the last installment amount may be reduced.

     The Deferred Premium Charge will not be applied to any initial loan shown on Page Al.

     SCHEDULED FACE AMOUNT INCREASE CHARGE
     None

     UNSCHEDULED FACE AMOUNT INCREASE CHARGE
     None

     LOAN INTEREST CHARGE
     We deduct any loan interest on each anniversary of the Certificate Date, accrued daily. The current loan interest rate is 5% (equivalent to a daily rate of 0.01370%).

     SURRENDER CHARGE
     None

     ADDITIONAL SURRENDER CHARGE
     None

     EXCESS ALLOCATION CHARGE
     If You make more than twelve allocation changes during a Certificate Year, We reserve the right to impose a $25 excess allocation charge when each additional allocation change is processed. The charge will be deducted in proportion to the amount being transferred from each division.

     PARTIAL WITHDRAWAL CHARGE
     If you take more than four partial withdrawals during a Certificate Year, We impose a charge for each additional partial withdrawal. The charge is the lesser of $25 and 2% of the amount withdrawn.


                                     Page E2